UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

PAZOO, INC.
(Name of Registrant As Specified in Charter)

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Pazoo, Inc.
760 Route 10, Suite 203
Whippany, New Jersey 07981

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Amendment") to add two additional Series of Preferred Stock; to change the voting rights of the Series B Preferred Stock form 200 votes per share to 1,000 votes per share and increase the total authorized capital from 1,000,000,000 shares to 3,000,000,000 shares of capital stock (the "Increase in Authorized Capital”) in the manner set forth below:

	Currently		New Authorized
Class	Authorized	Newly Added	Amount

Common Stock ($0.001 par value)	980,000,000	1,970,000,000	2,950,000,000
Series A Preferred Stock	10,000,000	0	10,000,000
Series B Preferred Stock	2,500,000	2,500,000	5,000,000
Series C Preferred Stock	7,500,000	2,500,000	10,000,000
Series D Preferred Stock	0	12,500,000	12,500,000
Series E Preferred Stock	0	12,500,000	12,500,000
	1,000,000,000	2,000,000,000	3,000,000,000

These actions were approved by written consent on February 20, 2015 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of February 20, 2015 have approved the Amendment and the Increase in Authorized Capital after carefully considering it and concluding that approving the Amendment and the Increase in Authorized Capital was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about April 6, 2015.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 20, 2015, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF PAZOO’s SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF PAZOO.  THESE ACTIONS ARE EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about April 6, 2015.

Pazoo, Inc.
760 Route 10, Suite 203
Whippany, New Jersey 07981

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS
OF THE VOTING CAPITAL STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS
 AND NO STOCKHOLDERS' MEETING WILL BE HELD
 TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of Pazoo, Inc. (the "Company") as of February 20, 2015 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment and the Increase in Authorized Capital.

"We," "us," "our," the “Registrant” and the "Company" refers to Pazoo, Inc., a Nevada corporation

SUMMARY OF CORPORATE ACTION

ITEM 1.
INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Pazoo, Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the Board of Directors of the Company to amend the Articles of Incorporation of the Company (the "Amendment") to effectuate the addition of two additional Series of Preferred Stock; to change the voting rights of the Series B Preferred Stock form 200 votes per share to 1,000 votes per share an increase in the authorized capital from 1,000,000,000 shares of capital stock to 3,000,000,000 shares of capital stock (the "Increase in Authorized Capital") as set forth in the following manner:

	Currently		New Authorized
Class	Authorized	Newly Added	Amount

Common Stock ($0.001 par value)	980,000,000	1,970,000,000	2,950,000,000
Series A Preferred Stock	10,000,000	0	10,000,000
Series B Preferred Stock	2,500,000	2,500,000	5,000,000
Series C Preferred Stock	7,500,000	2,500,000	10,000,000
Series D Preferred Stock	0	12,500,000	12,500,000
Series E Preferred Stock	0	12,500,000	12,500,000
	1,000,000,000	2,000,000,000	3,000,000,000

On February 20, 2015, the Company obtained the approval of the Amendment and the Increase in Authorized Capital by written consent of the stockholders that are the record owners of 32,500,000 shares of the Company’s common stock and 1,362,500 shares of the Company’s Series B Preferred Stock, which represents approximately 51.27% of the voting power as of February 20, 2015. The names of the shareholders of record who hold a majority of voting power of the Company and who signed the written consent of stockholders is as set forth in the following schedule:

Name and Address of Voting Shareholders (1)	Number of Shares Voted	Percentage of Class	Percentage Total of Voting Power (2)

David Cunic	Common: 15,000,000 / Series B: 312,500	5.61% / 19.08%	13.03%
Antonio Del Hierro	Series B: 150,000	9.12%	5.04%
Steve Basloe	Common: 15,000,000 / Series B: 500,000	5.61% / 30.53%	19.33%
David Lieberthal	Series B: 150,000	9.12%	5.04%
Ben Hoehn	Common: 2,500,000 / Series B: 250,000	0.93% / 15.27%	8.83%
All Votes Cast (5 persons)	Common: 32,500,000/Series B:1,362,500	12.15% / 83.12%	51.27%

(1)	Address of all voting shareholders is 760 Route 10, Suite 203, Whippany, New Jersey.
(2)	Percent of Class is based on 267,398,093 shares of common stock and 1,637,500 Shares of Series B (which have 200 votes per share) issued and outstanding as of February 20, 2015.

The Amendment and the Increase in Authorized Capital cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Nevada with respect to the Amendment and the Increase in Authorized Capital. The amendment to the Articles of Incorporation is to effectuate the Increase in Authorized Capital.

The date on which this Information Statement will be sent to stockholders will be on or about April 6, 2015 and is being furnished to all holders of the common stock of the Company on record as of February 20, 2015.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Annual Report on Form 10-K for fiscal year ended December 31, 2013 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014 filed by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (973) 884-0136. If multiple shareholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment and the Increase in Authorized Capital. As of the record date, the Company had 267,398,093 of the shares of common stock that are entitled to one vote each for a total of 267,398,093 votes.  Additionally, the holders of the Series B Preferred Stock are entitled to 200 votes for every share of Series B Preferred Stock.  As of the record date, the Company had 1,637,500 of the shares of Series B Preferred Stock are entitled to 327,500,000 votes. The consenting stockholders voted in favor of the Amendment and the Increase in Authorized Capital described herein in a unanimous written consent, dated February 20, 2015. Because consenting shareholder hold 32,500,000 shares of the issued and outstanding common stock representing 32,500,000 votes, and 1,362,500 shares Series B Preferred stock representing 272,500,000 votes, for a total of 305,000,000 votes of the capital stock (which shares are equal to 51.27% of the total issued and outstanding voting capital stock on the record date), no action by the minority stockholders in connection with the corporate name change is required.

PROPOSAL

AMENDMENT OF THE ARTICLES OF INCORPORATION TO
EFFECT INCREASE IN AUTHORIZED CAPITAL

Purpose and effect of the Increase in Authorized Capital

Capital Stock

AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION

On February 20, 2015, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment the Company's Articles of Incorporation to increase the authorized share capital of the Company from 1,000,000,000 shares of capital stock to 3,000,000,000 shares of capital stock. The purpose of this proposed increase in authorized share capital is to make available additional shares of common and preferred stock for issuance for general corporate purposes, the business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of capital stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the capital stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of capital stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not in and of itself cause any changes in the Company's capital accounts.  The various classes of Preferred Stock have the following characteristics:

Series:	A	B	C	D	E
Conversion Rights:	100 common each	No	100 common each	100 common each	100 common each
Voting Rights:	No	200:1	No	No	No
Interest/Dividends:	5% Preferred Stock	No	2% to 12% Cash	No	No

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of capital stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of capital stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current plans or arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Increase in Authorized Capital. Also, the Increase in Authorized Capital will result in an increase in the number of authorized but unissued shares of the Company's common stock; it may be construed as having an anti-takeover effect. Although the Increase in Authorized Capital is not being undertaken for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Such use of the Company's capital stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board of Directors.

Increase in Series B Preferred Stock Voting Rights

When the Company was formed, Series B Preferred Stock was issued to founders, officers and directors of the Company in lieu of being paid compensation for the work that was needed to be done to effectuate the Company’s strategic business plan.  Series B Preferred Stock is exclusively reserved for founders, officers and directors of the Company.  When established, the Series B Preferred Stock carries with it 200 votes per share.  This was done to ensure that the founders, officers and directors would maintain voting control of the Company so it would be able to carry out the Company’s objectives without being unnecessarily constrained or delayed by shareholder votes in order to carry out the objectives of the Company.

As the Company has added new business ventures, specifically the establishment of marijuana testing laboratories through its subsidiaries, the capital requirements have been intensive and the Company needed to enter into a number of financing arrangements, including loans and equity lines of credit convertible into the Company’s common stock.  The net result of such transactions has been a dramatic increase in the number of shares of the Company’s common stock being issued and outstanding.  In an effort to not relinquish control of the Company to these lenders, the Company feels it is in the best interest of the company to increase the number of votes (from 200 to 1,000) for each share of Series B Preferred Stock so that the founders, officers and directors can continue to maintain control over the actions of the Company to best advance its strategic business goals.

The increase in the voting rights of the Series B Preferred Stock will not have any immediate effect on the rights of existing shareholders. This action will not decrease the existing shareholders' percentage equity ownership interests and will not be dilutive to the existing shareholders.

One of the effects of the increase in the Series B Preferred Stock voting rights, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protecting the continuity of present management.

Effective Time of the Amendment

We intend to file, as soon as practicable on or after the 20th day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Increase in Authorized Capital with the Secretary of State of Nevada. The Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’ RECOMMENDATION
AND STOCKHOLDER APPROVAL

On February 20, 2015, our Board of Directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to affect the Increase in Authorized Capital. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the change the number of the authorized common stock of the Company. Because holders of approximately 51.27% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to affect the Increase in Authorized Capital. The Amendment and the Increase in Authorized Capital will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority voting power.

The Board of Directors of the Company has adopted, ratified and approved the Increase in Authorized Capital. The securities that are entitled to vote to amend the Company's Articles of Incorporation consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on February 20, 2015, and the holders of the issued and outstanding shares of the Company’s Series B Preferred Stock outstanding on February 20, 2015, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to the Company's Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on February 20, 2015 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

As of the record date, the Company had 267,398,093 voting shares of common stock issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore.

Dividends on the common stock are declared by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

As of the record date, the Company had 1,637,500 voting shares of Series B Preferred Stock issued and outstanding. The holders of shares of Series B Preferred Stock are entitled to two hundred votes per share on any matter to be voted upon by shareholders.

Shareholders and the holders of a controlling interest equaling approximately 51.27% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of the Company's Articles of Incorporation to authorize the Increase in Authorized Capital. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of February 20, 2015 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of February 20, 2015, there were 267,398,093 shares of common stock issued and outstanding and 1,637,500 shares of Series B Preferred stock outstanding.

Name and Address of Officers and Directors (2)	Number of Shares Beneficially Owned	Percentage Total of Voting Power (1)

David Cunic	Common: 15,000,000 / Series B: 312,500	13.03%
Antonio Del Hierro	Series B: 150,000	5.04%
Steve Basloe	Common: 15,000,000 / Series B: 500,000	19.33%
David Lieberthal	Series B: 150,000	5.04%
Ben Hoehn	Common: 2,500,000 / Series B: 250,000	8.83%
All Directors and Officers as a Group	Common: 32,500,000 / Series B:1,362,500	51.27%

(1)	Percent of Class is based on 267,398,093 shares of common stock and 1,637,500 shares of Series B Preferred Stock issued and outstanding as of February 20, 2015.
(2)	Address of all officers and directors is 760 Route 10, Suite 203, Whippany, New Jersey

The applicable percentage of ownership for each beneficial owner is based on 594,898,093 total votes as a result of 267,398,093 shares of common stock outstanding as of February 20, 2015, and 1,637,500 shares of Series B Preferred Stock outstanding as of February 20, 2015. In calculating the number of shares beneficially owned (not owned for voting purposes) by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock and of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We include a copy of our Annual Report on Form 10-K for fiscal year ended December 31, 2014 with a copy of this Notice.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: March 26, 2015

By Order of the Board of Directors

/s/ David Cunic
Co-Chief Executive Officer and Director